================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 16, 2002



                 DEAN WITTER REALTY INCOME PARTNERSHIP IV, L.P.
             (Exact name of registrant as specified in its charter)


            Delaware                  0-18147                  13-3378315
(State or other jurisdiction of    (Commission File       (I.R.S. Employer
incorporation or organization)     Number)                Identification Number)

                     195 Broadway, New York, New York 10007
           (Address of principal executive offices including zip code)


       Registrant's telephone number, including area code: (800) 829-8585.


                                 Not applicable
          (Former name or former address, if changed since last report)


================================================================================

ITEM 5.  OTHER EVENTS

      The Partnership's last remaining property investment is its 40.6% interest in the partnership ("TPA") which owned Taxter Corporate Park. The sale of the Taxter property on May 23, 2000, effectuated the dissolution of the Partnership. However, TPA was involved in a tax appeal for real estate taxes charged by the local taxing authorities, for the years 1997 through 2000, preventing the wind up of its affairs.

      After TPA won a judgment in trial court earlier in 2002, the taxing authorities appealed. In September 2002, TPA and the taxing authorities settled their dispute. TPA expects to receive the settlement amount (of which approximately $164,000 is distributable to the Partnership) and terminate in October 2002.

      The Partnership estimates its final liquidating distribution will be approximately $1.08 per Limited Partnership Unit.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      By: DEAN WITTER REALTY INCOME
                                          PARTNERSHIP IV, L.P.

                                          By:   Dean Witter Realty Fourth
                                                Income Properties, Inc.
                                                Managing General Partner


Date: September 30, 2002                  By:   /s/ Jeffrey D. Hahn
                                                -----------------------------
                                                Jeffrey D. Hahn
                                                Principal Financial and
                                                Accounting Officer